Exhibit 10.2.8 Executive Long Term Incentive Plan      PLAN OVERVIEW    The Executive Long Term Incentive Plan (LTIP) is designed to reward superior multi‐year performance for the senior  executive officers of Employers Mutual Casualty Company (“the Company”).  The LTIP helps EMC attract and retain high  caliber senior executives.  The LTIP provides compensatory motivation to achieve specified targets to incent senior  executive officers to continually strive for optimal results. The following organization goals are the foundation for the  LTIP:     Underwriting profitability   Strengthening and protecting surplus   Premium growth    GENERAL PLAN STRUCTURE    Terms in bold are defined in the “Definitions and Sources” section.      The Three components that contribute to the LTIP calculation are:   Trade Combined Ratio    Surplus growth   Written premium growth    The Trade Combined Ratio (TCR) is a calculation that assesses the Company's ability to generate an underwriting profit.   The Surplus component rewards our ability to improve the strength of our policyholder surplus.  The Written Premium  component gauges our ability to increase overall written premium volume.      For each of these components, a base percentage for meeting the pre‐determined corporate goal is adjusted, up or  down, to account for exceeding or missing the goal target.  The result for each of the three components is added  together and adjusted with an Industry Comparison Factor (provides bonus impact depending on whether EMC  outperforms the industry or not) to calculate the Unmodified Plan Percentage.  The Unmodified Plan Percentage is  then adjusted, for each Eligible Officer, using the Role Adjustment Factor (accounts for the officer level or committee  membership), Service Adjustment Factor (prorates the bonus percentage for any officers not eligible the entire year)  and Retirement Notice Adjustment Factor (adjusts the bonus for retirees based on whether adequate retirement notice  was provided).  The resulting percentage is the Individual Plan Percentage which is then applied to the officer's Salary  to calculate the LTIP Payout.   Any payment is subject to all applicable taxes, withholdings and deductions. To assist  participants in calculating individual bonuses, a table will be provided each Plan Term to LTIP participants to show the  bonus percentages applicable for each component result in 1/10th point increments.    For each of the three components of the LTIP (Trade Combined Ratio, Surplus and Written Premium), the base bonus  percentage, corporate goal and performance factor will be set by the Executive Management Committee (upon  approval by the Senior Executive Compensation Committee) at the beginning of the Plan Term.

TIMING OF PLAN PAYMENT    Any incentive compensation from the LTIP will be made following the approval by the Senior Executive Compensation  Committee and after review of industry results in the second quarter of the year following the end of the Plan Term.      SEPARATION OF EMPLOYMENT    Any Eligible Officer who separates from the Company for any reason other than retirement, death or disability will not  receive payment from the LTIP.        SPECIAL CONSIDERATIONS    All provisions in the LTIP are approved by the Senior Executive Compensation Committee at the onset of the Plan Term.   Any exceptions to the plan calculations or eligibility must be submitted to the Committee for consideration and the  decision of the Committee is final.    The following worksheet outlines the overall calculation for the plan.

Executive Long Term Incentive Plan

Trade Combined Ratio: _________ + [(_________ - _________) * _________] = _________

TCR Base Bonus % | 3 YR TCR Goal | 3 YR TCR Result | TCR Performance Factor | TCR Contribution

+

Surplus Growth: _________ + [(_________ - _________) * _________] = _________

Surplus Base Bonus % | 3 YR Surplus Result | 3 YR Surplus Goal | Surplus Performance Factor | Surplus Contribution

+

Written Premium Growth: _________ + [(_________ - _________) * _________] = _________

WP Base Bonus % | 3 YR WP Result | 3 YR WP Goal | WP Performance Factor | WP Contribution

*

Industry Comparison Factor: 1 + [(_________ - _________) * _________] = _________

3 YR Industry TCR | 3 YR TCR Result | Industry Performance Factor | Industry Comparison Factor MIN .80/MAX1.20

= _________

Unmodified Plan Percentage rounded to 1/10th MAX 125%

*

Role Adjustment Factor: officer's position within the Company as of December 31st at the end of the **Plan Year**.

Role or title	Adjustment Factor
President	1.3
Executive Management Committee Members	1.2
Policy Committee Members or Sr. VP	1.1
All other Vice Presidents	1.0

____
Role Adjustment Factor

*

Service Adjustment Factor: # of days during the **Plan Term** participating/1095. Usually 1.0 except for new or retiring (death or disability) officers.

____
Service Adjustment Factor

*

Retirement Notice Adjustment Factor: Will be 1.0 for current **Eligible Officers** or in the case of death, disability or retiring officers that provide **Adequate Retirement Notice.** Any retiring officers not providing adequate notice will use a factor of .50.

____
Retirement Notice Adjustment Factor

= _________

Individual Plan Percentage rounded to 1/10th

*

Salary: Officer's annual salary as shown in Workday as of December 15th of the end of the **Plan Term**.

$_____________
Salary

= $_____________

LTIP Payout

Executive Long Term Incentive Plan - SAMPLE

Trade Combined Ratio: 20% + [(100% - 99%) * 7] = 27%

TCR Base Bonus %		3 YR TCR Goal		3 YR TCR Result		TCR Performance Factor		TCR Contribution
20%	+ [(	100%	-	99%	) *	7	] =	27%

+

Surplus Growth: 5% + [(23% - 20%) * .75] = 7.25%

Surplus Base Bonus %		3 YR Surplus Result		3 YR Surplus Goal		Surplus Performance Factor		Surplus Contribution
5%	+ [(	23%	-	20%	) *	.75	] =	7.25%

+

Written Premium Growth: 5% + [(5% - 5%) * .75] = 5%

WP Base Bonus %		3 YR WP Result		3 YR WP Goal		WP Performance Factor		WP Contribution
5%	+ [(	5%	-	5%	) *	.75	] =	5%

*

Industry Comparison Factor: 1 + [(99% - 97%) * .05] = 1.1

		3 YR Industry TCR		3 YR TCR Result		Industry Performance Factor		Industry Comparison Factor MIN .80/MAX1.20
1	+ [(	99%	-	97%	) *	.05	] =	1.1

=

43.2%

Unmodified Plan Percentage rounded to 1/10th MAX 125%

*

Role Adjustment Factor: officer's position within the Company as of December 31st of the **Plan Term**.

Role or title	*Adjustment Factor*
President	1.3
Executive Management Committee Members	1.2
Policy Committee Members or Sr. VP	1.1
All other Vice Presidents	1.0

1.1

Role Adjustment Factor

*

Service Adjustment Factor: # of days during the **Plan Term** participating/1095. Usually 1.0 except for new or retiring (death or disability) officers.

1.0

Service Adjustment Factor

*

Retirement Notice Adjustment Factor: Will be 1.0 for current **Eligible Officers** or in the case of death, disability or retiring officers that have provided **Adequate retirement notice.** Any retiring officers not providing adequate notice will use a factor of .50.

1.0

Retirement Notice Adjustment Factor

=

47.5%

Individual Plan Percentage rounded to 1/10th

Assume the following information is available. Executive Management sets the following base bonus percentages, goals and performance factors at the beginning of the Plan Term:
TCR Base = 20%, Goal = 100, Performance Factor = 7
Surplus Base = 7.5%, Goal = 20%, Performance Factor = .75
Written Premium Base = 7.5%, Goal 5%, Performance Factor = .75
Industry Performance Factor = .05
Eligible Vice President that is a Policy Committee member, not retiring and eligible the entire plan year.

*

Salary: Officer's annual salary as shown in Workday as of December 15th of end of the **Plan Term**.

$ 150,000

Salary

=

$ **71,250**

LTIP Payout

PLAN DEFINITIONS AND SOURCES    Adequate Retirement Notice:  Written notification of an officer's intent to retire is received by his/her supervisor and  human resources or a member of the Executive Management Committee no less than:     Role or title  Notice Required  President  one year prior to retirement date  Executive Management Committee Members  one year prior to retirement date  Policy Committee Members or SVP  nine months prior to retirement date  All other Vice Presidents  six months prior to retirement date    Eligible Officer: Officers holding titles of Vice President, Senior Vice President, Executive Vice President or President for  Employers Mutual Casualty Company on or before December 31 of the end of the Plan Term who are not otherwise  eligible for a separate bonus plan.  Or retirees (death or disability) holding the title of Vice President, Senior Vice  President, Executive Vice President or President for Employers Mutual Casualty Company during the Plan Term.    Executive Management Committee: EMC President and CEO, EMC EVP/COO, EMC EVP for Corporate Development,  EMC EVP Finance and Analytics, SVP Branch Operations.    Individual Plan Percentage: The percentage applied to the officer’s Salary calculated by Unmodified Plan Percentage *  Role Adjustment Factor * Service Adjustment Factor * Retirement Notice Adjustment Factor.  This percentage yields  the gross payment which is subject to all applicable taxes, withholdings, and deductions.     Industry Comparison Factor: An adjustment factor used to account for EMC's performance against the industry.  The  factor range is from .80 to 1.20 depending on whether EMC performed better or worse than the industry over a three  year period with respect to the trade combined ratio.    3 YR Industry TCR: A measure of the industry underwriting performance for comparison with EMC.  This ratio will be  calculated annually be taking the un‐weighted average of the most recent 3 year combined ratios as calculated by AM  Best for the Total US PC Industry (099200). The calculation will always use the most recently available industry results  which is expected to be the QAR report or BestLink for the first two years and the AM Best Statistical Study US P/C  Financial Results which is generally published mid to late March.    LTIP Payout: (Unmodified Plan Percentage * Role Adjustment Factor * Service Adjustment Factor * Retirement Notice  Adjustment Factor) * Salary    Plan Term: The three‐year term commencing on January 1 of the first year and ending on December 31 of the final year.    Retirement Notice Adjustment Factor: A factor of 1.0 unless Adequate Retirement Notice was not received.  Lack of  Adequate Retirement Notice will generate a .50 factor.    Role Adjustment Factor: Provides distinction among individual eligible officers based on title and service on either the  Policy Committee or Executive Management Committee as of December 31 of the end of the Plan Term.     Role or title  Adjustment Factor  President  1.3  Executive Management Committee Members  1.2  Policy Committee Members or Sr. VP  1.1  All other Vice Presidents  1.0    Salary: Officer's annual salary as shown in Workday as of December 15th of the end of Plan Term.  For retirees (death or  disability) salary shall be the annual salary shown in Workday as of the date of retirement (death or disability).

  Service Adjustment Factor: Provides the proportion of time, during the Plan Term, that an officer was eligible for the  bonus plan.  This is a calculated factor expressed as Number of Days as an Eligible Officer during Plan Term/1095.  The  result will be 1.0 except in those cases where an employee became an Eligible Officer during the Plan Term or where  Eligible Officer retired, died or became disabled.    Senior Executive Compensation Committee: Select members of either the EMCC Board of Directors or EMCI Board of  Directors providing governance and oversight of executive compensation and stock award administration.      Surplus Base Percentage: A percentage that will reflect the contribution of the surplus component if the Surplus  Corporate Goal and Surplus Result are identical.    Surplus Contribution: Surplus Base Percentage + ((3 YR Surplus Result ‐ 3 YR Surplus Goal) X Surplus Performance  Factor)    Surplus Performance Factor: The multiplier used to increase or decrease the Surplus Contribution for every point the 3  YR Surplus Result is above or below the 3 YR Surplus Goal.     3 YR Surplus Goal: This Surplus growth goal is established by the Executive Management Committee at the beginning of  the Plan Term.  The Senior Executive Compensation Committee must approve the surplus growth goal each Plan Term  as it relates to the calculation of the LTIP.    3 YR Surplus Result: The three‐year percentage change in policyholder surplus for the company on a consolidated basis.   The source data for this calculation can be found in the current and third prior year consolidated annual statements. It is  determined by dividing Surplus as regards policyholders for the current year (page 4, column 1, line 39 from the current  year statement) by Surplus as regards policyholders for the third prior year (page 4, column 1, line 39 from the third  prior year statement) and subtracting one.    TCR Base Bonus Percentage: A percentage that will reflect the contribution of the trade combined ratio component if  the 3 YR TCR Goal and 3 YR TCR Result are identical.    TCR Contribution: TCR Base Percentage + ((3 YR TCR Goal ‐ 3 YR TCR Result) X TCR Performance Factor)     TCR Performance Factor: The multiplier used to increase or decrease the TCR Contribution for every point the 3 YR TCR  Result is above or below the 3 YR TCR Goal.      3 YR TCR Goal: This Trade Combined Ratio is established by the Executive Management Committee at the beginning of  the Plan Term.  The Senior Executive Compensation Committee must approve the trade combined ratio goal each Plan  Term as it relates to the calculation of the LTIP.    3 YR TCR Result: The calculated three‐year trade combined ratio result for the company on a consolidated basis.  The  source of the consolidated trade combined ratio is provided by the most recent three consolidated annual statements  and is determined by summing two ratios.  The first ratio is calculated by adding the amounts for Losses incurred for the  past three years (page 4, column 1, line 2 from the past three statements),  Loss adjustment expenses incurred for the  past three years (page 4, column 1, line 3 from the past three statement), and Dividends to policyholders (page 3,  column 1, line 17 from the past 3 statements) together, and dividing the total by the sum of Premiums earned in the  past three years (page 4, column 1, line 1 from the past three statements). The second ratio is calculated by dividing the  sum of Other underwriting expenses incurred in the past three years (page 4, column 1, line 4 from the past three  statements) by Total net premiums written in the past three years (page 8, column 6, line 35 from the past three  statements).  The 3 YR TCR Actual is the sum of these two ratios.    Unmodified Plan Percentage: The addition of the TCR Contribution, Surplus Contribution, WP Contribution multiplied  by the Industry Comparison Factor.

  WP Base Bonus Percentage: A percentage that will reflect the contribution of the Written Premium component if the 3  YR WP Goal and 3 YR WP Result are identical.    WP Performance Factor: The multiplier used to increase or decrease the WP Contribution for every point the 3 YR WP  Result is above or below the 3 YR WP Goal.      Written Premium Contribution: WP Base percentage + ((3 YR WP Result ‐ 3 YR WP Goal) X WP Performance Factor)    3 YR WP Goal: This Written Premium growth goal is established by the Executive Management Committee at the  beginning of the Plan Term.  The Senior Executive Compensation Committee must approve the written premium  growth goal each Plan Term as it relates to the calculation of the LTIP.    3 YR WP Result: The three‐year percentage change in written premium for the company on a consolidated basis.  The  source for the written premium is provided by the consolidated annual statements.  It is calculated by dividing Total net  premiums written in the current year (page 8, column 6, line 35 from the current year statement) by the Total net  premiums written in the third prior year (page 8, column 6, line 35 from the third prior year statement) and subtracting  one.

CLAWBACK PROVISION    EMPLOYERS MUTUAL CASUALTY COMPANY   POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED INCENTIVE‐BASED COMPENSATION  Executive officers (as defined below) of Employers Mutual Casualty Company (the “Company”) may be required to repay  previously awarded incentive‐based compensation to the Company in certain circumstances and to the extent required  under applicable law. For incentive compensation performance periods in progress as of the adoption of this policy and  paid on or after January 1, 2015, the statement of terms and conditions accompanying any incentive‐based  compensation award made by the Company shall include a provision incorporating the requirements of this policy.    To the extent there is a determination made that the Company is required to prepare an accounting restatement due to  the material noncompliance of the Company with any financial reporting requirements, the Compensation Committee  of the Company’s Board of Directors and the Compensation Committee of EMC Insurance Group Inc.’s Board of  Directors (EMCI) (collectively referred to as the Compensation Committees) will determine whether, and to what extent,  recovery of any  incentive‐based compensation previously paid is appropriate based on the facts and circumstances  involved.  If it is determined that a recovery is appropriate, the Compensation Committees shall direct that the Company  recover that portion of any incentive‐based compensation (whether in the form of cash or equity, if applicable) paid to  current and former executive officers during the 36‐month period preceding the date the Company is required to issue  the accounting restatement that is in excess of what would have been paid to the executive officers under the  accounting restatement.  The amount to be recovered from the executive officers based on an accounting restatement  shall be the amount by which the affected incentive‐based compensation exceeded the amount that would have been  payable to such executive officers had the accounting statements initially been issued as restated; provided, however,  the Compensation Committees reserve the authority to recover different amounts from different executive officers on  such bases as they shall deem appropriate, such as in the case of an executive officer’s misconduct that contributes to  the need for the accounting restatement.     The Compensation Committees shall determine, subject to applicable law, whether the Company shall effect such  recovery of incentive‐based compensation  (i) by seeking recovery from the executive officer; (ii) by reducing the  amount that would otherwise be payable to the executive officer under any compensatory plan, program or  arrangement maintained by the Company; (iii) by withholding payment of future increases in compensation (including  the payment of any discretionary bonus amount);  or (iv) by any combination of the foregoing.    For purposes of this policy, the term “executive officers” means those persons who received incentive‐based  compensation under the Company’s Senior Executive Compensation Bonus Program, Senior Executive Long Term  Incentive Plan, or the incentive‐based compensation plans applicable to the Company’s  Bond Manager and the  President of EMC Reinsurance Company.  The term “incentive‐based compensation” means, as applicable, cash or equity  compensation paid under any of the above mentioned  plans, the amount of which was  determined in whole, or in part,  upon specific performance‐based goals relating to the financial results of EMC Insurance Companies, or its individual  operating segments.     The remedies outlined herein are in addition to, and not in lieu of, any action deemed necessary by the Compensation  Committees, the Company’s Board of Directors, EMCI’s Board of Directors, or the Company (up to and including  termination of employment), and any legal rights available to the Company to recover incentive‐based compensation,  and any action imposed by law enforcement agencies, regulators, or other authorities.